FOR IMMEDIATE RELEASE
FOR FURTHER INFORMATION CONTACT:

Investor Inquiries:
Leonard Borow
President and Chief Operating Officer
(516) 694-6700

AEROFLEX
REPORTS RECORD THIRD QUARTER SALES

PLAINVIEW, NEW YORK, May 7, 2007 -- Aeroflex Incorporated (Nasdaq Symbol: ARXX), today announced operating results for its fiscal 2007 third quarter which ended March 31, 2007.

	Quarter Ended March 31,
	2007	2006

Sales (in millions)	$150.3	$140.5
Diluted earnings per share
GAAP	$0.07	$0.10
Non-GAAP	$0.17	$0.15

Operating income of 13.3 million for the fiscal 2007 third quarter increased $1.0 million (8.5%) compared to last year. As previously announced, Aeroflex has entered into an agreement to be acquired by General Atlantic LLC and Francisco Partners II, L.P. (“Company Sale Transaction”). Including the Company Sale Transaction expenses of $4.3 million ($3.4 million after tax), net income for the fiscal 2007 third quarter amounted to $5.5 million, or $0.07 per diluted share, compared with $7.7 million, or $0.10 per diluted share last year. On a GAAP basis, gross profit margins for the fiscal 2007 third quarter were 47.1% compared to 47.7% last year. The quarterly results were impacted by:

•
a $3.2 million ($2.1 million after tax or $0.03 per share) charge for amortization of acquired intangibles in fiscal 2007, compared to $3.4 million ($2.1 million after tax or $0.03 per share) in fiscal 2006;

•	a $1.3 million ($807,000 after tax or $0.01 per share) charge for share based compensation in fiscal 2007, compared to $1.6 million ($943,000 after tax or $0.01 per share) in fiscal 2006;
•
a $2.0 million ($1.3 million after tax or $0.02 per share) charge for restructuring costs related to the consolidation of the company’s subsidiaries in the United Kingdom in fiscal 2007, compared to $1.2 million ($723,000 after tax or $0.01 per share) in fiscal 2006; and

•	a $4.3 million ($3.4 million after tax or $0.04 per share) charge for Company Sale Transaction expenses in fiscal 2007.

Non-GAAP gross profit margins, excluding the aforementioned items, were 47.2%, compared to 48.0 % last year and non-GAAP operating income of $19.8 million increased 7.6% compared to last year. The third quarter non-GAAP results exclude the following items from net income per diluted share:

	Quarter Ended March 31,
	2007	2006

Amortization of acquired intangibles	$0.03	$0.03
Share based compensation	0.01	0.01
Restucturing costs	0.02	0.01
Company Sale Transaction expenses	0.04	-
Total EPS impact	$0.10	$0.05

Year-to-date results were:

	Nine Months Ended March 31,
	2007	2006

Sales (in millions)	$432.4	$401.3
Diluted earnings per share:
GAAP	$0.29	$0.26
Non-GAAP	$0.46	$0.40

On a GAAP basis, gross profit margins for the nine months of fiscal 2007 were 47.0% compared to 47.5% last year. Operating income of $38.9 million for the nine months of fiscal 2007 increased 22% compared to last year. Net income for the nine months of fiscal 2007 amounted to $21.8 million, or $0.29 per diluted share, compared with $20.0 million, or $0.26 per diluted share. The nine months results were impacted by:

•
a $9.6 million ($6.2 million after tax or $0.08 per share) charge for amortization of acquired intangibles in fiscal 2007, compared to $10.3 million ($6.3 million after tax or $0.08 per share) in fiscal 2006;

•	a fiscal 2006 charge of $1.1 million ($685,000 after tax or $0.01 per share) for an acquisition related inventory adjustment (for which there was no comparable item in the current fiscal year);
•	a $3.2 million ($2.1 million after tax or $0.03 per share) charge for share based compensation in fiscal 2007, compared to $5.0 million ($3.1 million after tax or $0.04 per share) in fiscal 2006;
•	a $2.1 million ($1.4 after tax or $0.02 per share) charge for restructuring costs in fiscal 2007, compared to $1.2 million ($723,000 after tax or $0.01 per share) in fiscal 2006; and
•	a $4.3 million ($3.4 million after tax or $0.04 per share) charge for Company Sale Transaction expenses in fiscal 2007.

Non-GAAP gross profit margins, excluding the aforementioned items, were 47.0%, compared to 47.9% last year and non-GAAP operating income of $53.9 million increased 9.0% compared to last year. The year-to-date non-GAAP results exclude the following items from net income per diluted share:

	Nine Months Ended March 31,
	2007	2006

Acquisition-related items:
Amortization of intangibles	$0.08	$0.08
Purchase adjustments to inventory	-	0.01
Share based compensation	0.03	0.04
Restructuring charges	0.02	0.01
Company Sale Transaction costs	0.04	-
Total EPS impact	$0.17	$0.14

Operating cash flow for the nine months was approximately $23 million. During the nine months, we repurchased approximately 1.8 million shares of our common stock for $17.2 million. In October 2006, we paid $9.2 million in a final determination of the Racal acquisition earn-out. This amount has been added to goodwill.

“Our third quarter and nine months performance positions us well for another solid year,” said Len Borow, President and Chief Operating Officer. Both segments of our business performed well as the nine months book-to-bill ratio was 1.03 to 1.0. We head into the remainder of the fiscal year with a backlog of $253 million, 46% of which is scheduled to ship in the fourth quarter of fiscal 2007.”

Our estimate of operating results for the June 2007 quarter is as follows:

•	net sales are expected to be approximately $162 million, and
•
GAAP net income per diluted share is anticipated to be $0.15. Non-GAAP earnings per diluted share are anticipated to be $0.20. Non-GAAP earnings exclude estimated amortization of acquired intangibles and share based compensation of a combined $0.05 per diluted share.

About Aeroflex
Aeroflex Incorporated is a global provider of high technology solutions to the aerospace, defense and broadband communications markets. The Company’s diverse technologies allow it to design, develop, manufacture and market a broad range of test, measurement and microelectronic products. The Company’s common stock trades on the Nasdaq National Market System under the symbol ARXX and is included in the S&P SmallCap 600 index. Additional information concerning Aeroflex Incorporated can be found on the Company’s Web site: www.aeroflex.com.

All statements other than statements of historical fact included in this press release regarding Aeroflex’s financial position, business outlook, business strategy and plans and objectives of its management for future operations are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to Aeroflex or its management, identify forward-looking statements. Such forward-looking statements are based on the current beliefs of Aeroflex’s management, as well as assumptions made by and information currently available to its management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, competitive factors and pricing pressures, completion of the proposed Company Sale Transaction, the integration of acquired businesses, changes in legal and regulatory requirements, technological change or difficulties, product development risks, commercialization difficulties, general economic conditions, and other risk factors disclosed in Aeroflex’s most recently filed Form 10-K. Such statements reflect the current views of management with respect to the future and are subject to these and other risks, uncertainties and assumptions relating to Aeroflex’s financial condition, results of operations, growth strategy and liquidity. Aeroflex does not undertake any obligation to update such forward-looking statements.

The non-GAAP financial measures used in this press release are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The Company’s management refers to these non-GAAP financial measures in making operating decisions because they provide meaningful supplemental information regarding the Company’s operating performance. In addition, these non-GAAP financial measures facilitate management’s internal comparisons to the Company’s historical operating results. We include these non-GAAP financial measures (which should be viewed as a supplement to, and not a substitute for, their comparable GAAP measures) in this press release because we believe they are useful to investors in allowing for greater transparency to supplemental information used by management in its financial and operational decision-making. For a reconciliation of our GAAP and non-GAAP financial results, please refer to our Reconciliation of Reported GAAP Results to Non-GAAP Measures, presented in this release.

AEROFLEX INCORPORATED
AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)

	March 31,	June 30,
	2007	2006

ASSETS
Current assets:
Cash and cash equivalents	$13,476	$10,387
Marketable securities	10,576	28,332
Accounts receivable, less allowance for
doubtful accounts	129,192	120,296
Inventories	147,763	133,420
Deferred income taxes	24,159	24,732
Prepaid expenses and other current assets	13,159	11,187
Total current assets	338,325	328,354

Property, plant and equipment, net	79,129	77,940
Other assets	16,271	14,276
Intangible assets with definite lives, net	46,228	54,215
Goodwill	177,522	163,237
Total assets	$657,475	$638,022

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$607	$607
Accounts payable	39,325	37,832
Advance payments by customers	21,724	21,128
Income taxes payable	817	9,162
Accrued payroll expenses	20,392	17,440
Accrued expenses and other current liabilities	39,041	33,046
Total current liabilities	121,906	119,215

Long-term debt	3,327	3,558
Deferred income taxes	1,251	4,631
Other long-term liabilities	24,002	22,948
Total liabilities	150,486	150,352

Stockholders' equity:
Preferred Stock, par value $.10 per share;
authorized 1,000 shares:
Series A Junior Participating Preferred
Stock, par value $.10 per share,
authorized 110 shares; none issued	-	-
Common Stock, par value $.10 per share;
authorized 110,000 shares; issued
73,689 and 75,270 shares	7,369	7,527
Additional paid-in capital	372,187	384,870
Accumulated other comprehensive income	23,800	13,468
Retained earnings	103,633	81,805
Total stockholders' equity	506,989	487,670
Total liabilities and stockholders' equity	$657,475	$638,022

AEROFLEX INCORPORATED
AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED INCOME STATEMENTS
(In thousands, except per share data)

	For the Quarter Ended
	03/31/07	03/31/06

Net sales	$150,271	$140,527
Cost of sales	79,460	73,461
Gross profit	70,811	67,066
Selling, general and administrative
expenses	33,907	30,863
Research and development costs	20,360	20,488
Amortization of acquired intangibles	3,225	3,440
Operating income	13,319	12,275
Company SaleTransaction expenses	(4,319)	-
Interest and other income
(expense), net	582	442

Income before income taxes	9,582	12,717
Provision for income taxes	4,093	4,971
Net income	$5,489	$7,746

Net income per common share:
Basic	$0.07	$0.10
Diluted	$0.07	$0.10

Weighted average number of shares
outstanding - Basic	73,775	75,133
- Diluted	75,714	77,230

AEROFLEX INCORPORATED
AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED INCOME STATEMENTS
(In thousands, except per share data)

	For the Nine Months Ended
	3/31/07	3/31/06

Net sales	$432,420	$401,332
Cost of sales	229,310	210,785
Gross profit	203,110	190,547
Selling, general and administrative
costs	98,057	91,672
Research and development costs	56,552	56,742
Amortization of acquired intangibles	9,650	10,329
Operating income	38,851	31,804
Company Sale Transaction expenses	(4,319)	—
Interest and other income
(expense), net	160	887
Income before income taxes	34,692	32,691
Provision for income taxes	12,864	12,642
Net income	$21,828	$20,049

Net income per common share:
Basic	$0.29	$0.27
Diluted	$0.29	$0.26

Weighted average number of shares
outstanding - Basic	74,066	74,922
- Diluted	75,713	76,306

AEROFLEX INCORPORATED
AND SUBSIDIARIES
RECONCILIATION OF REPORTED GAAP RESULTS TO NON-GAAP
MEASURES (Unaudited)
(In thousands, except per share data)

	For the Quarter Ended		For the Nine Months Ended
	3/31/07	3/31/06	3/31/07	3/31/06

Gross Profits
GAAP Gross Profits	$70,811	$67,066	$203,110	$190,547

Non-GAAP adjustments:
Acquisition related inventory adjustment	-	-	-	1,088
Share based compensation	74	72	217	223
Restructuring costs	-	259	-	259
Total Non-GAAP adjustments	74	331	217	1,570

Non-GAAP Gross Profits	$70,885	$67,397	$203,327	$192,117

Operating Income
GAAP Operating Income	$13,319	$12,275	$38,851	$31,804

Non-GAAP adjustments:
Amortization of acquired intangible assets	3,225	3,440	9,650	10,329
Acquisition related inventory adjustment	-	-	-	1,088
Share based compensation	1,258	1,552	3,212	5,010
Restructuring costs	2,040	1,179	2,140	1,179
Total Non-GAAP adjustments	6,523	6,171	15,002	17,606

Non-GAAP Operating Income	$19,842	$18,446	$53,853	$49,410

Net Income
GAAP Net Income	$5,489	$7,746	$21,828	$20,049

Non-GAAP adjustments:
Amortization of acquired intangible assets	3,225	3,440	9,650	10,329
Acquisition related inventory adjustment	-	-	-	1,088
Share based compensation	1,258	1,552	3,212	5,010
Restructuring costs	2,040	1,179	2,140	1,179
Company Sale Transaction expenses	4,319	-	4,319	-
Income tax benefit	(3,231)	(2,413)	(6,193)	(6,791)
Total Non-GAAP adjustments	7,611	3,758	13,128	10,815

Non-GAAP net income	$13,100	$11,504	$34,956	$30,864

AEROFLEX INCORPORATED
AND SUBSIDIARIES
RECONCILIATION OF REPORTED GAAP RESULTS TO NON-GAAP
MEASURES (Unaudited)
(In thousands, except per share data)

	For the Quarter Ended		For the Nine Months Ended
	3/31/07	3/31/06	3/31/07	3/31/06

Net Income Per Diluted Common Share:

GAAP net income	$0.07	$0.10	$0.29	$0.26

Non-GAAP adjustments, net of taxes:
Amortization of acquired intangible assets	0.03	0.03	0.08	0.08
Acquisition related inventory adjustment	-	-	-	0.01
Share based compensation	0.01	0.01	0.03	0.04
Restructuring costs	0.02	0.01	0.02	0.01
Company Sale Transaction expenses	0.04	-	0.04	-
Total Non-GAAP adjustments	0.10	0.05	0.17	0.14

Non-GAAP net income	$0.17	$0.15	$0.46	$0.40

Projection for the Quarter Ending June 30, 2007

Net Income Per Diluted Common Share:

GAAP net income	$0.15

Non-GAAP adjustments, net of taxes:
Amortization of acquired intangible assets	0.04
Share based compensation	0.01
Total Non-GAAP adjustments	0.05

Non-GAAP net income	$0.20